EXHIBIT 21


                 KERR-McGEE CORPORATION AND SUBSIDIARY COMPANIES


                                  SUBSIDIARIES



                                                State or Country      Percent
                 Name of Subsidiary             of Incorporation       Owned

Kerr-McGee Chemical Corporation                      Delaware            100%
Kerr-McGee China Petroleum Ltd.                      Bahamas             100%
Kerr-McGee Coal Corporation                          Delaware            100%
Kerr-McGee Oil & Gas Corporation                     Delaware            100%
Kerr-McGee Oil (U.K.) PLC                            England             100%


        A number of additional subsidiaries are omitted since, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary as of December 31, 1997.

        Effective January 1, 1998, Kerr-McGee Chemical Corporation was merged into Kerr-McGee Chemical LLC, a wholly owned Delaware limited liability company.